Exhibit 99.1

EQT Corporation Announces Expiration and Final Results of

Exchange Offers and Consent Solicitations for EQM Midstream Partners, LP Notes

PITTSBURGH, March 31, 2025 -- EQT Corporation (NYSE: EQT) (“EQT” and, collectively with its consolidated subsidiaries, the “Company”) today announced the expiration and final results of the previously announced (i) offers by EQT to Eligible Holders (as defined below) to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”) any and all outstanding notes (the “Existing EQM Notes”) issued by EQM Midstream Partners, LP (“EQM”), an indirect wholly owned subsidiary of EQT, for up to $4,541,839,000 aggregate principal amount of new notes to be issued by EQT (the “New Notes”) and cash and (ii) related solicitation of consents (each, a “Consent Solicitation” and collectively, the “Consent Solicitations”) by EQM from Eligible Holders to adopt certain proposed amendments (the “Proposed Amendments”) to each of the indentures governing the Existing EQM Notes (the “Existing EQM Indentures”) that, if adopted, would eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions currently contained in the Existing EQM Indentures.

The Exchange Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on March 28, 2025 (the “Expiration Date”). As of the Expiration Date, an aggregate of $3,869,493,000 principal amount of Existing EQM Notes have been validly tendered.

The table below sets forth the principal amount of each series of Existing EQM Notes that have been validly tendered (and consents thereby validly delivered) as of the Expiration Date. Each Eligible Holder who validly tendered its Existing EQM Notes pursuant to an Exchange Offer is deemed to have validly delivered its consent in the corresponding Consent Solicitation with respect to the principal amount of such tendered Existing EQM Notes. In this news release, all Existing EQM Notes that have been validly tendered and not validly withdrawn are referred to as having been “validly tendered” and all consents that have been validly delivered and not validly revoked as having been “validly delivered.”

Title of Notes	CUSIP Number	Principal Amount Outstanding at Commencement of the Exchange Offers	Principal Amount Tendered at the Expiration Date	Approximate Percentage of Outstanding Notes Tendered at the Expiration Date
7.500% Senior Notes due 2027	26885BAM2 / U26886AE8	$500,000,000	$495,931,000	99.2%
6.500% Senior Notes due 2027	26885BAH3 / U26886AB4	$900,000,000	$344,923,000	38.3%(1)
5.500% Senior Notes due 2028	26885BAC4	$118,683,000	$45,227,000	38.1%
4.50% Senior Notes due 2029	26885BAK6 / U26886AC2	$742,923,000	$734,585,000	98.9%
6.375% Senior Notes due 2029	26885BAP5 / U26886AG3	$600,000,000	$596,735,000	99.5%
7.500% Senior Notes due 2030	26885BAN0 / U26886AF5	$500,000,000	$494,464,000	98.9%
4.75% Senior Notes due 2031	26885BAL4 / U26886AD0	$1,100,000,000	$1,090,384,000	99.1%
6.500% Senior Notes due 2048	26885BAE0	$80,233,000	$67,244,000	83.8%

(1) In connection with the Concurrent EQM Tender Offer (as defined below), $506,209,000 aggregate principal amount of EQM’s 6.500% Senior Notes due 2027 were validly tendered. As a result, the combined approximate percentage of EQM’s 6.500% Senior Notes due 2027 validly tendered pursuant to the applicable Exchange Offer or the Concurrent EQM Tender Offer is 94.6%.

The Exchange Offers and Consent Solicitations were made on the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated February 24, 2025, as amended by EQT’s news release dated March 24, 2025 (the “Offering Memorandum and Consent Solicitation Statement”). As of the Expiration Date, all conditions to each Exchange Offer and Consent Solicitation have been satisfied or waived by EQT, and settlement of the Exchange Offers and Consent Solicitations is expected to occur on April 2, 2025.

For each $1,000 principal amount of Existing EQM Notes validly tendered on or prior to 5:00 p.m., New York City time, on March 7, 2025 (the “Early Tender Date”), Eligible Holders will receive, on the settlement date, $1.00 in cash and $1,000 principal amount of New Notes of the applicable series. For each $1,000 principal amount of Existing EQM Notes validly tendered after the Early Tender Date but on or prior to the Expiration Date, Eligible Holders will receive, on the settlement date, $1.00 in cash and $950 principal amount of New Notes of the applicable series.

The maturity date, interest rate and interest payment dates of each New Note issued pursuant to the Exchange Offers will be identical to, and the optional redemption provisions with respect to the subject New Note will be substantially the same as those applicable to, the corresponding Existing EQM Note for which such New Note was exchanged. No accrued and unpaid interest will be payable upon acceptance of any Existing EQM Notes in the Exchange Offers and Consent Solicitations (other than accrued and unpaid interest payable with respect to any fractional portion of New Notes not delivered in consideration of minimum denomination requirements). However, the first interest payment on the New Notes will include the accrued and unpaid interest from the applicable Existing EQM Notes tendered in exchange therefor so that a tendering Eligible Holder will receive the same interest payment it would have received had its Existing EQM Notes not been tendered in the Exchange Offers and Consent Solicitations.

Substantially concurrently with the commencement of the Exchange Offers and Consent Solicitations, EQM commenced a tender offer (the “Concurrent EQM Tender Offer”) to purchase for cash any and all of EQM’s outstanding 6.500% Senior Notes due 2027 (the “Existing EQM 6.500% 2027 Notes”). As previously announced, on March 12, 2025, EQM purchased $506,209,000 aggregate principal amount of the Existing EQM 6.500% 2027 Notes that were validly tendered as of 5:00 p.m., New York City time, on March 7, 2025 (the “Concurrent EQM Tender Offer Early Tender Date”). The Concurrent EQM Tender Offer expired at 5:00 p.m., New York City time, on March 24, 2025, with no additional Existing EQM 6.500% 2027 Notes tendered subsequent to the Concurrent EQM Tender Offer Early Tender Date. The holders of Existing EQM 6.500% 2027 Notes who validly tendered their Existing EQM 6.500% 2027 Notes pursuant to the Concurrent EQM Tender Offer are deemed to have consented to the Proposed Amendments under the applicable Consent Solicitation described in this news release with respect to the principal amount of such tendered Existing EQM 6.500% 2027 Notes, and the applicable consent threshold for the adoption of the Proposed Amendments with respect to the Existing EQM 6.500% 2027 Notes may be satisfied by tenders pursuant to the applicable Exchange Offer, the Concurrent EQM Tender Offer or both combined.

As previously announced, as of the Early Tender Date, EQM received the requisite number of consents to adopt the Proposed Amendments with respect to all Existing EQM Notes, except EQM’s 5.500% Senior Notes due 2028, and entered into supplemental indentures containing the Proposed Amendments (the “Supplemental Indentures”) to the Existing EQM Indentures except the Existing EQM Indenture governing EQM’s 5.500% Senior Notes due 2028. The Supplemental Indentures became effective upon execution on March 12, 2025 and will become operative upon the settlement of the Exchange Offers. Once operative, the Proposed Amendments will be binding on all holders of Existing EQM Notes, except EQM’s 5.500% Senior Notes due 2028, who did not validly tender their Existing EQM Notes in the Concurrent EQM Tender Offer or the Exchange Offers, as applicable.

The Exchange Offers were only made, and the New Notes were only offered and will only be issued, and copies of the Offering Memorandum and Consent Solicitation Statement and other related materials were only made available, to holders of Existing EQM Notes who completed and returned an eligibility form confirming, among other things, that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws (such a holder, an “Eligible Holder”).

TD Securities (USA) LLC and J.P. Morgan Securities LLC are severally serving as the Lead Dealer Managers for the Exchange Offers and as the Lead Solicitation Agents for the Consent Solicitations. They are also serving as the Lead Dealer Managers and Lead Solicitation Agents for the Concurrent EQM Tender Offer. Any persons with questions regarding the Exchange Offers or the Consent Solicitations should contact (i) TD Securities (USA) LLC by calling (866) 584-2096 (toll-free) or (212) 827-2842 (collect) or emailing LM@tdsecurities.com or (ii) J.P. Morgan Securities LLC by calling (866) 834-4666 (toll-free) or (212) 834-4818 (collect).

The Information Agent and Exchange Agent for the Exchange Offers and the Consent Solicitations is Global Bondholder Services Corporation. Copies of the Offering Memorandum and Consent Solicitation Statement and materials related to the Exchange Offers or Consent Solicitations may be obtained from Global Bondholder Services Corporation by calling (212) 430-3774 (banks and brokers, collect) or (855) 654-2015 (all others, toll-free) or by emailing contact@gbsc-usa.com.

This news release is for informational purposes only. The Exchange Offers and the Consent Solicitations were made only pursuant to the Offering Memorandum and Consent Solicitation Statement, and the information in this news release is qualified by reference to the Offering Memorandum and Consent Solicitation Statement. Further, this news release does not constitute an offer to sell or the solicitation of an offer to buy the Existing EQM Notes, the New Notes or any other securities.

The New Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Investor Contact

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.445.8454

Cameron.Horwitz@eqt.com

About EQT Corporation

EQT Corporation is a premier, vertically integrated American natural gas company with production and midstream operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding EQT’s plans and expected timing with respect to the Exchange Offers.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by it. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond its control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting, storing and processing natural gas, natural gas liquids and oil; operational risks and hazards incidental to the gathering, transmission and storage of natural gas as well as unforeseen interruptions; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and pipe, sand and water required to execute the Company’s exploration and development plans, including as a result of inflationary pressures or tariffs; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by the Company or its joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; the Company’s ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to the Company’s joint venture arrangements; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to recently completed divestitures, acquisitions and other significant strategic transactions. These and other risks and uncertainties are described under the “Risk Factors” section and elsewhere in EQT’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other documents EQT subsequently files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.